UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2011 (January 15, 2009)

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01. Other Events

On January 15, 2009 mPhase Technologies, Inc. (the "Company") , a New Jersey corporation, received $200,000 of additional funding from JMJ Financial under the terms of a Convertible Note and certain terms of the transaction relating to the Convertible Note were amended as described in the Exhibit hereto.

In a separate transaction, the Company issued a new $1,100,000 Convertible Note to JMJ Financial convertible in common stock of the Company. The note carries a one-time interest charge of 12% and is convertible into common stock of the Company according to terms set forth in the documents described in the Exhibit hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Convertible Promissory Note - Document A-03252008
99.2	Convertible Promissory Note - Document B-03252008
99.3	Convertible Promissory Note - Document B-12312008
99.4	Secured & Collateralized Promissory Note*

* A portion of such document has been omitted pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Such omitted portion has been filed separately with the SEC pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: March 7, 2011